Exhibit 99.2

Investment Corp. Fourth Quarter 2016 Earnings and Performance Highlights Presentation March 16, 2017

Safe Harbor Statement 2 This presentation includes "forward - looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward - looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward - lookin g statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regard ing the following subjects, among others, may be forward - looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions , interest rates, the general economy and political conditions and related matters. Forward - looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you shoul d not rely on these forward looking statements as predictions of future events. Forward - looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov. All subsequent written and oral forward - looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward - looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward - looking statements, whether as a result of new information, future events or otherwise.

Performance Highlights: Fourth Quarter 3 Fourth Quarter 2016 • Comprehensive loss of ($0.6) million, or ($0.04) per common share • GAAP net income of $10.6 million, or $0.72 per common share • Pro forma Book Value 1 declined $0.19 cents to $6.00 • Core earnings 2 of $2.8 million, or $0.19 per common share • Economic return on book value 3 of (2.5)% • Generated 14% total common shareholder return 4 • Reduced G&A expenses • Continued rotation out of credit assets into hybrid Agency ARMs Footnotes: 1. September 30, 2016 book value of $7.70 has been adjusted for the deficiency dividend paid on December 27, 2016. The deficien cy dividend amount of $19,384,684 was paid in a combination of cash and stock with an aggregate payment of 20% of the deficiency dividend, or $3 ,87 8,042, in cash and 80% of the deficiency dividend, or $15,506,642, in stock. Pursuant to this deficiency dividend, the Company issued 2,936,864 sh ares of common stock for $5.28 per share 2. Reconciliations for non - GAAP measures are presented on page 6. 3. Equals sum of dividend of $1.51 per common share less decline in book value of ($ 1.70) divided by beginning book value per share for the quarter of $ 7.70. 4. Source : Bloomberg and assumes reinvestment of dividends in Company stock.

Market Observations: Fourth Quarter 2016 4 • Unanticipated election of Donald Trump was viewed positively for both equity and credit markets • The election was seen as reflationary for fixed income markets sending the yield on the 10 - yr treasury from a low of 1.59% to a high of 2.64% or a range of 105 bps in the quarter • The yield curve steepened with the 2/10’s treasury spread widening from a low of 81 bps to a high of 136 bps in the quarter • The market clearly sees the new administrations focus upon lower and streamlined taxes, less regulation and fiscal infrastructure spending as pro - growth • After the March 15 th rate hike, we believe the market now expects the Federal Reserve to tighten two more times this year • The steepening of the yield curve has improved the ROE on fixed rate investments • Given political gridlock in Washington we would not be surprised to see the new administrations economic and fiscal plans take longer than what the markets appear to be pricing in

Investment Strategy 5 • As we communicated previously, we intend to focus on a business strategy that is simpler to understand and more cost efficient • Our focus is now primarily upon Agency hybrid floating rate securities and Freddie Mac K - series Multi - family credit exposure • Exiting our prime jumbo securitization platform has allowed us to meaningfully bring down our expense base which we believe will be substantially completed by the end of the first quarter • We anticipate that our gross cost base will be reduced by approximately a third • Investing in intermediate floating rate Agency hybrid securities allows us to capture yield along the curve while minimizing extension risk • Agency intermediate term hybrid securities benefit from roll down the yield curve which is amplified as the yield curve steepens • In our Freddie Mac credit investments we prefer term funded investments to those that require repo and as such have been selling credit securities funded by repo as those securities have rallied in spread • We have employed an active hedging strategy in an attempt to minimize large price changes resulting from movements in rates and changes in the shape of the yield curve • We booked our first meaningful volume of business ( $469 million) as a limited rep and warranty risk backstop guarantee provider on prime jumbo loans sold through MAXEX’s LNEX Exchange

Core Earnings Analysis: Fourth Quarter 2016 6 GAAP to Core Earnings Reconciliation Quarter Ended December 31, 2016 Reconciliation of GAAP to non-GAAP Information Net Income (loss) attributable to common shareholders 10,647,288$ Adjustments for non-core earnings Realized (Gain) Loss on sale of investments, net 3,854,528$ Unrealized Gain (Loss) on fair value option securities 1,113,666$ Realized (Gain) Loss on derivative contracts, net (78,876)$ Unrealized (Gain) Loss on derivative contracts, net (12,667,801)$ Realized (Gain) Loss on mortgage loans held-for-sale 34,988$ Unrealized (Gain) Loss on mortgage loans held-for-sale 148,138$ Unrealized (Gain) Loss on mortgage servicing rights (415,376)$ Unrealized (Gain) Loss on multi-family loans held in securitization trusts (385,309)$ Unrealized (Gain) Loss on residentail loans held in securitization trusts (324,209)$ Other income (5,465)$ Subtotal (8,725,716)$ Other Adjustments Recognized compensation expense related to restricted common stock 6,771$ Adjustment for consolidated securities/securitization costs 861,559$ Core Earnings 2,789,902$ Weighted average shares outstanding - Basic and Diluted 14,760,006 Core Earnings per weighted average share outstanding - Basic and Diluted 0.19$

Portfolio Analysis: Fourth Quarter 2015 and 2016 7 2.17% 51.13% 8.77% 8.48% 26.99% 1.55% 0.91% 4Q 2015 Agency Fixed Agency ARMs Legacy Non-Agency RMBS 2.0 Multi-Family MBS Residential Whole Loans Mortgage Servicing Rights 0.16% 87.45% 0.26% 1.16% 10.14% 0.32% 0.51% 4Q 2016 Agency Fixed Agency ARMs Legacy Non-Agency RMBS 2.0 Multi-Family MBS Residential Whole Loans Mortgage Servicing Rights

End of Presentation 8 Investment Corp.